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                                                                   Exhibit 10.77


                                 PROMISSORY NOTE

$14,000,000.00                   Columbus, Ohio                October 13, 1998

              FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promise to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the "Bank," which term shall include any holder hereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the sum of Fourteen Million and 00/100 Dollars ($14,000,000.00), or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid (hereinafter referred to as the "Principal Sum"), together with interest as hereinafter provided and payable at the time(s) and in the manner(s) hereinafter provided. The undersigned agree that the advance of the Principal Sum made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agree that the sum or sums shown on the most recent printout from the Bank's electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

INTEREST

              Interest shall accrue on the outstanding balance of the Principal Sum at a rate of interest equal to the LIBO Rate (as hereinafter defined) plus three percent (3%) per annum. At all times during such periods as the LIBO Rate may become unavailable pursuant to the terms of this Note, interest will accrue on the unpaid balance of the Principal Sum until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate.

              All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. Upon default, whether by acceleration or otherwise, interest will accrue on the unpaid balance of the Principal Sum and unpaid interest, if any, until paid at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate plus two percent (2%).

              As used herein, Prime Commercial Rate shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors. The Prime Commercial Rate is not necessarily the Bank's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the rate of interest on every Prime Interest Rate Advance obtained hereunder shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate. "Prime Interest Rate Advance" shall mean any amount borrowed pursuant to this Note that bears interest at a rate calculated with reference to the Prime Commercial Rate.



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              "LIBO Rate" shall mean, with respect to any LIBO Rate Advance (as hereinafter defined) and the related Interest Period (as hereinafter defined), the per annum rate that is equal to the quotient of:

              (a) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for a period of one (1) month and in an aggregate amount comparable to the amount of such LIBO Rate Advance are being offered to U.S. banks by one or more prime banks in the London interbank market on the LIBO business day on which the determination is made or, if determination is made on a day other than a LIBO business day, on the most recently elapsed LIBO business day, as determined by the Bank in its discretion based upon reference to information appearing in Telerate, a service of Telerate Systems Incorporated, in the section captioned "British Bankers Assoc. Interest Settlement Rates," or any comparable index selected by the Bank, the obtaining of rate quotations, or any other reasonable procedure, all as determined by the Bank; divided by

              (b) a percentage equal to 100% minus the rate (expressed as a percentage), if any, at which reserve requirements are imposed on the Bank, as of the most recent LIBO business day with respect to any "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System or any other regulations of any governmental authority having jurisdiction with respect thereto (including, without limitation, any marginal, emergency, supplemental, special or other reserves) for an interest period of one (1) month. This provision is for the benefit of the Bank and is not intended to increase the expected yield to the Bank above the rates of interest provided for in this Note.

              "LIBO Rate Advance" shall mean any amount borrowed pursuant to this Note that bears interest at a rate calculated with reference to the LIBO Rate. "LIBO business day" shall mean, with respect to any LIBO Rate Advance, a day which is both a day on which the Bank is open for business and a day on which dealings in U.S. dollar deposits are carried out in the London interbank market. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the rate of interest on every LIBO Rate Advance obtained hereunder shall change automatically without notice to the undersigned immediately with each change in the LIBO Rate.


              "Interest Period" shall mean:

              (a) With respect to any LIBO Rate Advance, an initial period commencing, as the case may be, on the day such an Advance shall be made by the Bank, or on the day of conversion of any then outstanding Advance to an Advance of such type, and ending on the date one (1) month thereafter, provided, that
(a) any Interest Period with respect to a LIBO Rate Advance that shall commence on the last LIBO business day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBO business day of the appropriate subsequent calendar month; and (b) each


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Interest Period with respect to a LIBO Rate Advance that would otherwise end on a day which is not a LIBO business day shall end on the next succeeding LIBO business day or, if such next succeeding LIBO business day falls in the next succeeding calendar month, on the next preceding LIBO business day.

              (b) With respect to a Prime Interest Rate Advance, an initial period commencing, as the case may be, on the day such an Advance shall be made by the Bank, or on the day of conversion of any then outstanding Advance to an Advance of such type, and ending on the day of conversion to an Advance of a different type.

                Notwithstanding the provisions of (a) or (b) above, no Interest Period shall be permitted which would end after the maturity of this Note.

                 Interest shall be due and payable on each Interest Payment Date. "Interest Payment Date" shall mean the last day of each Interest Period, the date of conversion from one type of Advance to another type of Advance and, in the case of a Prime Interest Rate Advance, the first business day of each month.

                In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law) (each of the foregoing being referred to as a "Regulatory Requirement"), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the undersigned for LIBO Rate Advances under this Note (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) shall impose any other condition, requirement or charge with respect to this Note (including, without limitation, any capital adequacy requirement, any requirement which affects the manner in which the Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the loan evidenced hereby or any Advance thereunder, to reduce the amount of any sum receivable by the Bank thereon, or to reduce the rate of return on the Bank's capital, provided such Regulatory Requirement is then being applied or directed to all banks or a class of banks and not just one or more banks as a result of their non-compliance with existing laws, treaties, rules or regulations or existing directive of an authority interpreting or administering the same, then the undersigned shall pay to the Bank, from time to time, upon request of the Bank, additional amounts sufficient to compensate the Bank for such increased cost, reduced sum receivable or reduced rate of return (collectively, "Reduced Earnings") to the extent the Bank is not compensated therefor in the computation of the interest rates applicable to the Principal Sum and provided such Reduced Earnings are not the result of a decline in the economic performance of such bank not resulting



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from a Regulatory Requirement. A detailed statement as to the amount of such
Reduced Earnings, prepared in good faith and submitted by the Bank to the undersigned, shall be conclusive and binding for all purposes relative to the Bank, absent manifest error in computation. This provision shall survive the payment in full of this Note.

                Notwithstanding any other provision of this Note to the contrary, if, upon receiving a request for an Advance or a request for a continuation of an Advance as an Advance of the then existing type or conversion of an Advance to an Advance of another type (a) in the case of any LIBO Rate Advance, deposits in dollars for periods of one (1) month are not available to the Bank in the London interbank market, or (b) the LIBO Rate will not accurately cover the cost to the Bank of making or maintaining the related LIBO Rate Advance, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make the relevant LIBO Rate Advance or (ii) to continue such Advance as a LIBO Rate Advance or (iii) to convert an Advance to a LIBO Rate Advance, then the undersigned shall not be entitled, so long as such circumstances continue, to request a LIBO Rate Advance or a continuation of or conversion to such Advance from the Bank. In the event that such circumstances no longer exist, the Bank shall again consider requests for LIBO Rate Advances and requests for continuations of and conversions to such type of Advance.

                In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Advance under this Note, the undersigned shall, upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of all Advances made by the Bank together with all accrued interest thereon to the date of payment and all other amounts due to the Bank hereunder, (a) on the next Interest Payment Date, if the Bank may lawfully continue to maintain such Advance to such day, or (b) immediately if the Bank may not continue to maintain such Advance to such day. This provision is for the benefit of the Bank and is not intended to increase the yield to the Bank above the rates of interest provided for in this Note. This paragraph shall apply only as long as such illegality exists. The Bank shall use reasonable, lawful efforts to avoid the impact of such law, treaty, rule or regulation. As an alternative to the repayment obligation provided in this paragraph, the undersigned may, at its option, and at the time provided in this paragraph, convert any affected Advance to a Prime Interest Rate Advance.


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                If the undersigned fails to borrow any Advance after notice has been given to the Bank, or fails to make any payment of principal or interest in respect of an Advance when due or at the maturity of this Note, the undersigned shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, determined in the Bank's reasonable opinion, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by the Bank to the undersigned shall be conclusive and binding for all purposes absent manifest error in computation.

MANNER OF PAYMENT

                The undersigned agree to pay an origination fee in the amount of $70,000.00 upon the execution and delivery of this Note. A principal payment in the amount of $1,000,000.00 shall be payable on January 13, 1999. The balance of the Principal Sum shall be payable on April 13, 1999. Accrued interest shall be due and payable on each Interest Payment Date, and at maturity, whether by demand, acceleration or otherwise.

LATE CHARGE

                Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

SECURITY

                This Note is secured by real estate mortgage deeds, deeds of trust and related security documents executed and delivered contemporaneously herewith.

              If, at the time of the payment and discharge hereof, any of the undersigned shall be then directly or contingently liable to the Bank as maker, indorser, surety or guarantor of any other note, bill of exchange, or other instrument that is then in default beyond any applicable cure period, then the Bank may continue to hold any collateral deposited hereunder after the payment of this Note for so long as such other note, bill of exchange or other instrument is in default, and the Bank may thereafter exercise all rights with respect to said collateral granted herein, even though this Note shall have been surrendered to the undersigned. The Bank shall not be bound to take any steps necessary to preserve any rights in the collateral against prior parties. If any obligation evidenced by this Note is not paid when due, the Bank may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the collateral, and shall have the rights of a secured party under the laws of the State of Ohio, and the undersigned shall be liable for any deficiency.


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DEFAULT

              Upon the occurrence of any of the following events:

                    (a) the failure of the undersigned to pay any installment on or before five days after the date such installment is due hereunder or due under any obligation of the undersigned to the Bank, whether in the Bank's individual capacity or as the member of any bank group;

                    (b) if the undersigned shall fail to furnish true and
              complete financial statements from time to time on request of the Bank;

                    (c) the dissolution of any of the undersigned, or any
              indorser, surety, or guarantor;

                    (d) if the undersigned or any one of them shall become
              insolvent or bankrupt, or make an assignment for the benefit of creditors or consent to the appointment of a trustee, receiver or liquidator;

                    (e) if bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings are instituted by or against the undersigned (or any one of them) under federal or state law;

                    (f) if any representation, warranty or other statement given to the Bank by or on behalf of any of the undersigned, or by any indorser, surety or guarantor, shall prove to be false, untrue or misleading in any material respect;

                    (g) if the undersigned shall fail to perform or observe any covenant contained in this Note or to perform any obligation of the undersigned to the Bank, whether in the Bank's individual capacity or as the member of any bank group, and such failure continues for more than 30 days after such failure shall first become known to any executive officer of any of the undersigned or of any guarantor hereof; or

                    (h) the failure of the undersigned to pay any sum owing from the undersigned to any third party pursuant to any agreement to repay borrowed money, and any applicable grace period has expired; or

                    (i) if the Bank shall for any reason deem itself insecure
              with respect to the obligations evidenced hereby;

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the obligations



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evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.

GENERAL PROVISIONS

              Each of the parties executing this Note, and any indorser, surety, or guarantor, hereby jointly and severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of a person against whom the Bank has any right of recourse, and any defenses of any accommodation maker and consent that without discharging any of them, the time of payment and any other provision of this Note may be extended or modified an unlimited number of times before or after maturity without notice to the undersigned. Each of the undersigned jointly and severally agrees that it will pay the obligations evidenced hereby, irrespective of any action or lack of action on the Bank's part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all security therefor, and no omission or delay on the Bank's part in exercising any right against, or taking any action to collect from or pursue the Bank's remedies against any party hereto will release, discharge, or modify the duties of the undersigned, or any of them, to make payments hereunder. Each of the undersigned agrees that the Bank, without notice to or further consent from the undersigned, may release or modify any collateral, security, document or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of the undersigned, or any of them, hereunder. Each of the undersigned agrees that the Bank will not be required to pursue or exhaust any of its rights or remedies against the undersigned, or any of them, or any guarantors of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of the Bank's rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations. Each of the undersigned waives any claim or other right which it might now have or hereafter acquire against any other person or entity that is primarily or contingently liable on the obligations that arise from the existence or performance of each of the obligations of the undersigned under this Note, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Bank or any collateral security which the Bank now has or hereafter acquires, whether such claim, remedy or right arises in equity, under contract or statute, at common law, or otherwise.

              The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage lien that secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

              The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the



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enforceability of the remaining terms and provisions shall not be affected. This
Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

                  THE UNDERSIGNED ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE UNDERSIGNED HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

                                       GLIMCHER PROPERTIES LIMITED
                                       PARTNERSHIP

                                       By: Glimcher Properties Corporation,
                                       Its:  Sole General Partner


                                       By:  /s/ George A. Schmidt
                                            -----------------------------------

                                       Its: Senior Vice President
                                            -----------------------------------


                                       GLIMCHER DEVELOPMENT CORPORATION


                                       By:  /s/ George A. Schmidt
                                            -----------------------------------

                                       Its: Senior Vice President
                                            -----------------------------------


                                       WEBERSTOWN MALL, LLC

                                       By: Glimcher Weberstown, Inc.
                                       Its: Managing Member


                                       By:  /s/ George A. Schmidt

                                       Its: Senior Vice President
                                            -----------------------------------


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